Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2026 THIRD QUARTER RESULTS
INCLINE VILLAGE, Nev., November 5, 2026 / Tri Pointe Homes, Inc. (the “Company”) today announced results for the third quarter ended September 30, 2026.
Results and Operational Data for Third Quarter 2026 and Comparisons to Third Quarter 2025
•Home sales revenue of $706.8 million compared to $817.3 million
◦New home deliveries of 1,084 homes compared to 1,217 homes
◦Average sales price of homes delivered of $652,000 compared to $672,000
•Homebuilding gross margin percentage of 17.6% compared to 20.6%. Excluding inventory-related charges of $21.1 million, our homebuilding gross margin percentage was 20.6%*.
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 23.7%*
•SG&A expense as a percentage of home sales revenue of 14.2% compared to 12.9%
•Income before income taxes was $35.6 million compared to income before income taxes of $76.9 million. Results included $21.1 million of inventory-related impairment charges and immaterial transaction-related expenses. Excluding these items, adjusted income before income taxes was $56.8 million*.
•Net new home orders of 794 compared to 995
•Active selling communities averaged 168.5 compared to 152.0
◦Net new home orders per average selling community were 4.7 orders (1.6 per month) compared to 6.5 orders (2.2 per month)
◦Cancellation rate of 16% compared to 12%
•Backlog units at quarter end of 1,204 homes compared to 1,298 homes
◦Dollar value of backlog at quarter end of $871.2 million compared to $1.0 billion
◦Average sales price of homes in backlog at quarter end of $724,000 compared to $781,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 25.9% and 19.7%*, respectively, as of September 30, 2026
•Ended the third quarter of 2026 with total liquidity of approximately $1.1 billion, including cash and cash equivalents of $325.9 million and $822.8 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. has a presence in 13 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. The company is one of the 2026 Fortune World’s Most Admired Companies, 2026 Fortune 100 Best Companies to Work For®, and recognized as a PEOPLE Companies That Care® (2023–2026) organization. The company was also named as a Great Place To Work-Certified™ company for five years in a row and named on several Great Place To Work® Best Workplaces lists. Tri Pointe has also won multiple Builder of the Year and Developer of the Year awards. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “assuming,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “projection,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; risks associated with the Company’s integration into the Sumitomo Forestry Group, including purchase accounting, financing, systems, controls, reporting processes, and the realization of anticipated benefits from the Sumitomo Forestry transaction; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$706,760	$817,298	$(110,538)	(13.5)%	$1,898,374	$2,417,916	$(519,542)	(21.5)%
Homebuilding gross margin	$124,664	$168,103	$(43,439)	(25.8)%	$343,190	$523,818	$(180,628)	(34.5)%
Homebuilding gross margin %	17.6%	20.6%	(3.0)%		18.1%	21.7%	(3.6)%
Adjusted homebuilding gross margin %*	23.7%	24.7%	(1.0)%		23.4%	25.7%	(2.3)%
SG&A expense	$100,159	$105,193	$(5,034)	(4.8)%	$413,543	$316,784	$96,759	30.5%
SG&A expense as a % of home sales revenue	14.2%	12.9%	1.3%		21.8%	13.1%	8.7%
(Loss) income before income taxes	$35,635	$76,863	$(41,228)	(53.6)%	$(122,806)	$247,723	$(370,529)	(149.6)%
Adjusted EBITDA*	$86,249	$125,796	$(39,547)	(31.4)%	$209,174	$390,816	$(181,642)	(46.5)%
Interest incurred	$19,098	$19,953	$(855)	(4.3)%	$56,009	$61,646	$(5,637)	(9.1)%
Interest in cost of home sales	$21,408	$24,499	$(3,091)	(12.6)%	$59,141	$73,112	$(13,971)	(19.1)%

Other Data:
Net new home orders	794	995	(201)	(20.2)%	3,175	3,364	(189)	(5.6)%
New homes delivered	1,084	1,217	(133)	(10.9)%	2,833	3,583	(750)	(20.9)%
Cancellation rate	16%	12%	4%		11%	12%	(1)%
Average selling price of homes delivered	$652	$672	$(20)	(3.0)%	$670	$675	$(5)	(0.7)%
Average selling communities	168.5	152.0	16.5	10.9%	163.3	149.1	14.2	9.5%
Selling communities at end of period	169	155	14	9.0%
Backlog (estimated dollar value)	$871,239	$1,013,544	$(142,305)	(14.0)%
Backlog (homes)	1,204	1,298	(94)	(7.2)%
Average selling price in backlog	$724	$781	$(57)	(7.3)%

	September 30,	December 31,
	2026	2025	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$325,891	$982,814	$(656,923)	(66.8)%
Real estate inventories	$3,640,319	$3,178,248	$462,071	14.5%
Lots owned or controlled	32,444	32,219	225	0.7%
Homes under construction (1)	2,165	1,392	773	55.5%
Homes completed, unsold	530	681	(151)	(22.2)%
Total homebuilding debt	$1,103,415	$1,104,054	$(639)	(0.1)%
Stockholders’ equity	$3,164,423	$3,315,834	$(151,411)	(4.6)%
Book capitalization	$4,267,838	$4,419,888	$(152,050)	(3.4)%
Ratio of homebuilding debt-to-capital	25.9%	25.0%	0.9%
Ratio of net homebuilding debt-to-net capital*	19.7%	3.5%	16.2%
__________
(1)     Homes under construction included 50 and 48 models as of September 30, 2026 and December 31, 2025, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 30,	December 31,
	2026	2025
Assets	(unaudited)
Cash and cash equivalents	$325,891	$982,814
Receivables	151,662	147,250
Real estate inventories	3,640,319	3,178,248
Investments in unconsolidated entities	232,472	183,075
Mortgage loans held for sale	63,964	98,514
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	43,132	43,132
Other assets	223,957	187,899
Total assets	$4,838,000	$4,977,535

Liabilities
Accounts payable	$77,543	$41,693
Accrued expenses and other liabilities	437,496	425,289
Loans payable	455,000	456,468
Senior notes	648,415	647,586
Mortgage repurchase facilities	54,927	90,570
Total liabilities	1,673,381	1,661,606

Commitments and contingencies

Equity
Stockholders’ equity:
Common stock, $0.01 par value, 100 and 500,000,000 shares authorized and 100 and 84,478,836 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	844
Additional paid-in capital	—	—
Retained earnings	3,164,423	3,314,990
Total stockholders’ equity	3,164,423	3,315,834
Noncontrolling interests	196	95
Total equity	3,164,619	3,315,929
Total liabilities and equity	$4,838,000	$4,977,535

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Homebuilding:
Home sales revenue	$706,760	$817,298	$1,898,374	$2,417,916
Land and lot sales revenue	—	18,768	598	23,953
Other operations revenue	824	805	2,474	2,439
Total revenues	707,584	836,871	1,901,446	2,444,308
Cost of home sales	582,096	649,195	1,555,184	1,894,098
Cost of land and lot sales	153	16,844	1,337	21,838
Other operations expense	813	794	2,438	2,381
Sales and marketing	46,559	48,490	129,779	141,603
General and administrative	53,600	56,703	283,764	175,181
Homebuilding income (loss) from operations	24,363	64,845	(71,056)	209,207
Equity in (loss) income of unconsolidated entities	(10)	1,309	(122)	2,275
Transaction expense	(6)	—	(79,662)	—
Other income, net	4,430	6,581	17,318	22,884
Homebuilding income (loss) before income taxes	28,777	72,735	(133,522)	234,366
Financial Services:
Revenues	19,433	17,858	49,032	53,762
Expenses	12,575	13,730	38,316	40,405
Financial services income before income taxes	6,858	4,128	10,716	13,357
Income (loss) before income taxes	35,635	76,863	(122,806)	247,723
Provision for income taxes	(12,066)	(20,753)	(4,501)	(66,886)
Net income (loss)	23,569	56,110	(127,307)	180,837
Net loss (income) attributable to noncontrolling interests	15	34	(21)	91
Net income (loss) available to common stockholders	$23,584	$56,144	$(127,328)	$180,928

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
West	516	$747	621	$760	1,316	$772	1,782	$753
Central	368	543	394	536	1,018	551	1,252	547
East	200	607	202	665	499	645	549	712
Total	1,084	$652	1,217	$672	2,833	$670	3,583	$675

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
West	352	74.5	488	70.8	1,513	73.4	1,655	68.8
Central	326	69.0	322	59.2	1,188	65.4	1,158	60.2
East	116	25.0	185	22.0	474	24.5	551	20.1
Total	794	168.5	995	152.0	3,175	163.3	3,364	149.1

	As of September 30, 2026			As of September 30, 2025
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
West	621	$505,079	$813	680	$568,881	$837
Central	430	262,060	609	378	231,076	611
East	153	104,100	680	240	213,587	890
Total	1,204	$871,239	$724	1,298	$1,013,544	$781

	As of September 30, 2026			As of December 31, 2025
	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled
West	8,896	3,594	12,490	8,629	3,864	12,493
Central	5,609	7,801	13,410	5,188	8,017	13,205
East	2,178	4,366	6,544	2,137	4,384	6,521
Total	16,683	15,761	32,444	15,954	16,265	32,219
(1)     As of September 30, 2026 and December 31, 2025, lots controlled included lots that were under land option contracts or purchase contracts. As of September 30, 2026 and December 31, 2025, lots controlled for West include 275 and zero, respectively, and for Central include 5,483 and 5,356, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2026	%	2025	%
	(dollars in thousands)
Home sales revenue	$706,760	100.0%	$817,298	100.0%
Cost of home sales	582,096	82.4%	649,195	79.4%
Homebuilding gross margin	124,664	17.6%	168,103	20.6%
Add: interest in cost of home sales	21,408	3.0%	24,499	3.0%
Add: impairments and lot option abandonments	21,078	3.0%	9,244	1.1%
Adjusted homebuilding gross margin	$167,150	23.7%	$201,846	24.7%
Homebuilding gross margin percentage	17.6%		20.6%
Adjusted homebuilding gross margin percentage	23.7%		24.7%

	Nine Months Ended September 30,
	2026	%	2025	%
	(dollars in thousands)
Home sales revenue	$1,898,374	100.0%	$2,417,916	100.0%
Cost of home sales	1,555,184	81.9%	1,894,098	78.3%
Homebuilding gross margin	343,190	18.1%	523,818	21.7%
Add: interest in cost of home sales	59,141	3.1%	73,112	3.0%
Add: impairments and lot option abandonments	41,880	2.2%	23,413	1.0%
Adjusted homebuilding gross margin	$444,211	23.4%	$620,343	25.7%
Homebuilding gross margin percentage	18.1%		21.7%
Adjusted homebuilding gross margin percentage	23.4%		25.7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(dollars in thousands)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2026	December 31, 2025
Loans payable	$455,000	$456,468
Senior notes	648,415	647,586
Mortgage repurchase facilities	54,927	90,570
Total debt	1,158,342	1,194,624
Less: mortgage repurchase facilities	(54,927)	(90,570)
Total homebuilding debt	1,103,415	1,104,054
Stockholders’ equity	3,164,423	3,315,834
Total capital	$4,267,838	$4,419,888
Ratio of homebuilding debt-to-capital(1)	25.9%	25.0%

Total homebuilding debt	$1,103,415	$1,104,054
Less: Cash and cash equivalents	(325,891)	(982,814)
Net homebuilding debt	777,524	121,240
Stockholders’ equity	3,164,423	3,315,834
Net capital	$3,941,947	$3,437,074
Ratio of net homebuilding debt-to-net capital(2)	19.7%	3.5%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(dollars in thousands)
(unaudited)

The following tables present certain non-GAAP financial measures reflecting adjustments for inventory-related impairment charges and costs associated with the Sumitomo Forestry transaction, including transaction-related compensation costs and professional fees. We believe reflecting these adjustments is useful to investors in understanding our recurring operations by eliminating the effects of certain non-routine events, and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.

	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
Gross Margin Reconciliation	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Home sales revenue	$706,760	$—		$706,760	$1,898,374	$—		$1,898,374
Cost of home sales	582,096	(21,078)		561,018	1,555,184	(41,880)		1,513,304
Homebuilding gross margin	$124,664	$21,078		$145,742	$343,190	$41,880		$385,070
Homebuilding gross margin percentage	17.6%			20.6%	18.1%			20.3%

	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
SG&A Reconciliation	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Sales and marketing	$46,559	$—		$46,559	$129,779	$—		$129,779
General and administrative (G&A)	53,600	(91)	(1)	53,509	283,764	(122,203)	(1)	161,561
Total sales and marketing and G&A	$100,159	$(91)		$100,068	$413,543	$(122,203)		$291,340
As a percentage of home sales revenue	14.2%			14.2%	21.8%			15.3%

Income (Loss) Before Income Taxes Reconciliation	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
Income (loss) before income taxes (as reported)	$35,635		$(122,806)
Add: inventory impairment charges and land and lot option abandonments and pre-acquisition charges included in cost of home sales	21,078		41,880
Add: transaction-related expenses included in G&A	91	(1)	122,203	(1)
Add: transaction-related expenses included in financial services	—		907	(1)
Add: transaction expenses	6	(2)	79,662	(2)
Adjusted income before income taxes	$56,810		$121,846
__________
(1)    Comprises costs incurred due to accelerated RSU vestings and other compensation costs incurred in connection with the Sumitomo Forestry transaction.
(2)    Comprises investment banking, legal, advisory, and other professional fees incurred in connection with the Sumitomo Forestry transaction.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income (loss) available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) impairments and lot option abandonments, (g) Sumitomo Forestry transaction-related expenses included in general and administrative expenses, (h) Sumitomo Forestry transaction-related expenses included in financial services, and (i) other transaction expenses incurred in connection with the Sumitomo Forestry transaction. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026		2025	2026		2025
	(in thousands)
Net income (loss) available to common stockholders	$23,584		$56,144	$(127,328)		$180,928
Interest expense:
Interest incurred	19,098		19,953	56,009		61,646
Interest capitalized	(19,098)		(19,953)	(56,009)		(61,646)
Amortization of interest in cost of sales	21,408		24,839	59,141		73,570
Provision for income taxes	12,066		20,753	4,501		66,886
Depreciation and amortization	8,016		7,508	23,219		22,552
EBITDA	65,074		109,244	(40,467)		343,936
Amortization of stock-based compensation	—		7,308	4,989		23,467
Impairments and lot option abandonments	21,078		9,244	41,880		23,413
Transaction-related expenses included in G&A	91	(1)	—	122,203	(1)	—
Transaction-related expenses included in financial services	—		—	907	(1)	—
Transaction expenses	6	(2)	—	79,662	(2)	—
Adjusted EBITDA	$86,249		$125,796	$209,174		$390,816
 __________
(1)    Comprises costs incurred due to accelerated RSU vestings and other compensation costs incurred in connection with the Sumitomo Forestry transaction.
(2)    Comprises investment banking, legal, advisory, and other professional fees incurred in connection with the Sumitomo Forestry transaction.